United States Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(6,611,350)
Unrealized Gain (Loss) on Market Value of Futures	26,571,940
Dividend Income	5,411
Interest Income	7,651
ETF Transaction Fees	17,000
Total Income (Loss)	$19,990,652

Expenses
General Partner Management Fees	$205,956
Professional Fees	76,293
Brokerage Commissions	45,626
Prepaid Insurance Expense	7,194
Non-interested Directors' Fees and Expenses	7,010
NYMEX License Fee	6,865
Total Expenses	$348,944
Net Income (Loss)	$19,641,708

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/14	$630,954,099
Additions (2,900,000 Shares)	109,369,782
Withdrawals (7,600,000 Shares)	(282,363,589)
Net Income (Loss)	19,641,708

Net Asset Value End of Month	$477,602,000
Net Asset Value Per Share (12,700,000 Shares)	$37.61

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612